Exhibit 10.1

                              AMENDED & RESTATED

                             EMPLOYMENT AGREEMENT

     THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is made as of December 8, 2006 (the "Effective Date"), by and between NTL Incorporated, a Delaware corporation (the "Company"), and Bryan H. Hall (the "Executive").

     WHEREAS, on 3 March 2006, NTL Incorporated and Telewest Global, Inc. effected a merger transaction (the "Merger"), structured as a reverse acquisition, whereby Telewest Global, Inc. acquired NTL Incorporated and both companies changed their names so that Telewest Global, Inc. became "NTL Incorporated" and former NTL Incorporated became "NTL Holdings Inc." ("Old NTL");

     WHEREAS, as a result of the Merger, Old NTL became a wholly owned subsidiary of the Company and shares of Old NTL were converted into shares of the Company, so that one share of common stock of Old NTL became two and a half shares of the common stock of the Company after giving effect to the Merger;

     WHEREAS, the Executive has been employed as the Secretary and General Counsel of Old NTL since June 15, 2004 and as Secretary and General Counsel of the Company since the closing of the Merger on 3 March 2006, pursuant to the terms of an Employment Agreement dated as of 28 May 2004 (the "Original Agreement");

     WHEREAS, the Company and the Executive each desire to amend and restate the Original Agreement in its entirety to extend the Employment Term, to provide for the assignment of this Agreement by Old NTL to the Company, to provide for certain additional restricted stock grants and stock option grants to the Executive and to provide for his continued employment with the Company, which is now the parent entity of the group;

     WHEREAS the parties intend that (i) the Executive will reside in the United Kingdom and perform duties on behalf of the consolidated enterprise as its General Counsel while present in the United Kingdom, particularly with regard to the U.K. business, and (ii) he will travel to the United States where he will perform duties on behalf of the Company as its General Counsel, in each case upon the terms and conditions of this Agreement; and

     WHEREAS, the Executive wishes to accept such employment and to render services to the Company on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Amendment. The Original Agreement is hereby amended and restated in its entirety by this Agreement. The parties have agreed to assign the terms of the Original Agreement, as amended and restated hereby, to the Company from Old NTL and accordingly the term "Company" now refers to NTL
Incorporated, the ultimate parent entity. In connection with such assignment, the parties acknowledge and agree that (i) all rights of Old NTL under the Original Agreement are now rights of the Company under this Agreement and shall be enforceable against the Executive solely by the Company, (ii) all rights of the Executive under the Original Agreement shall be enforceable by the Executive solely against the Company, (iii) all obligations of Old NTL under the Original Agreement are now obligations of the Company under this Agreement and shall be enforceable by the Executive solely against the Company and (iv) all obligations of the Executive under the Original Agreement shall be enforceable against the Executive solely by the Company. The Executive hereby releases and waives Old NTL from any and all claims he may have against it as of the date hereof and acknowledges that, from and after the date hereof, such claims shall be asserted solely against the Company.

     2.   Employment Term.
          ---------------

          (a) The term of the Executive's employment pursuant to this Agreement (the "Employment Term") shall commence as of the Effective Date and shall end on January 15, 2009, unless the Employment Term terminates earlier pursuant to Section 7 of this Agreement. The Employment Term may be extended by mutual agreement of the Company and the Executive.

          (b) Title; Duties. During the Employment Term, the Executive shall serve the Company as its General Counsel and, in such capacity, shall perform such duties, services and responsibilities as are commensurate with such position. In his capacity as General Counsel, the Executive shall report to the Chief Executive Officer of the Company. During the Employment Term, the Executive shall be based in the United Kingdom but shall undertake such overseas travel as is necessary for the proper performance of his duties hereunder.

     During the Employment Term, the Executive shall devote substantially all of his time to the performance of the Executive's duties hereunder and will not, without the prior written approval of the Chief Executive Officer of the Company, engage in any other business activity which interferes in any material respect with the performance of the Executive's duties hereunder or which is in violation of written policies established from time to time by the Company. Nothing contained in this Agreement shall preclude the Executive from devoting a reasonable amount of time and attention during the Employment Term to (A) continuing legal education, including, without limitation, any and all continuing legal education efforts as may be required to remain in good standing with the bar of the State of New York (which may include attendance at seminars and other similar events) and (B) (i) serving, with the prior approval of the Board of Directors of the Company (the "Board"), as a non-executive director, trustee or member of a committee of any for-profit organizations; (ii) engaging in charitable and community activities (including pro bono legal services); and (iii) managing personal and family investments and affairs, so long as any activities of the Executive which are within the scope of clauses (A) and (B) (i), (ii) and (iii) of this Section 2(b) do not interfere in any material respect with the performance of the Executive's duties hereunder.

     3.   Monetary Remuneration.
          ---------------------

          (a) Base Salary. During the Employment Term, in consideration of the performance by the Executive of the Executive's obligations hereunder to the Company and its parents, subsidiaries, associated and affiliated companies and joint ventures (collectively, the "Company Affiliated Group") in any capacity (including any services as an officer, director, employee, member of any Board committee or management committee or otherwise), the Company shall cause to be paid to the Executive an annual salary of (x) (pound)300,000 in respect of the period prior to September 12, 2006 and (y) (pound)320,000 in respect of the period on and following September 12, 2006 (the "Base Salary"), which shall accrue on a daily basis. The Base Salary shall be payable in accordance with normal payroll practices in effect from time to time for senior management generally; provided, that (i) (pound)6,000 of the Base Salary shall be paid each month to the Executive in U.K. pounds sterling and (ii) the remainder of the Base Salary shall be paid in the form of U.S. dollars (converted from U.K. pounds sterling to U.S. dollars at a rate of $1.917 per (pound)1 (the "Exchange Rate")); provided, that the Executive may elect during each calendar quarter to adjust the portion of his monthly take-home pay in U.K. pounds sterling, or U.S. dollars, as the case may be, at the exchange rate offered under the Company's Exchange Rate Policy as in effect from time to time. The Executive shall receive no additional compensation for services that he provides to the Company Affiliated Group other than as set forth in this Agreement.

          (b) Annual Cash Bonus. During each fiscal year of the Company that the Employment Term is in effect, the Executive shall be eligible to earn a cash bonus, paid in U.S. dollars, in the sole discretion of the Board of (at target) 75%, but subject to a maximum of 150%, of Base Salary (prorated for any partial fiscal year) (the "Annual Cash Bonus"); provided, that, for purposes of determining the percentage of Base Salary as to which the Annual Cash Bonus is measured, the Base Salary shall be determined as if the Executive had elected to be paid entirely in U.S. dollars; and provided, further, that the Executive may elect prior to the payment of the Annual Cash Bonus to convert all or any portion of the Annual Cash Bonus into U.K. pounds sterling at the exchange rate offered under the Company's Exchange Rate Policy as in effect from time to time. In addition, the Company shall cause the Executive to participate in the NTL Group Long Term Incentive Plan.

          (c) Expatriate Package. During the Employment Term and for any period during which the Executive is required by the Company to live in the United Kingdom, the Executive and his family shall have the right to receive the benefits of the Company's standard expatriate benefits package (as applied to comparable United States expatriate employees of the Company), but in any event such benefits will be consistent with the terms set forth in Appendix A. Tax equalization shall be consistent with existing Company Tax Equalization Policy, attached as Appendix B and incorporated herein by reference.

     4.   Equity-Based Compensation.
          -------------------------

     During the Employment Term, the Executive shall be eligible to receive options to purchase common stock of the Company in addition to the options described in Appendix C at such exercise prices, schedules as to exercisability and other terms and conditions as determined in the sole discretion of the Board or its Compensation Committee under the NTL Incorporated 2006 Stock Incentive Plan (As Amended and Restated Effective as of June 15, 2006) or successor plan. The Executive shall also participate in the Company's long term incentive plans.

     5.   Benefits.
          --------

          (a) During the Employment Term, the Executive shall be entitled to participate in all of the employee benefit plans, programs, policies and arrangements (including fringe benefit and executive perquisite programs and policies) made available by the Company Affiliate Group to, or for the benefit of, its executive officers in accordance with the terms thereof as they may be in effect from time to time, in so far as such benefits are capable of being provided in the United Kingdom.

          (b) Reimbursement of Expenses. During the Employment Term, the Company shall cause the Executive to be reimbursed for all reasonable business expenses incurred by the Executive in carrying out the Executive's duties, services and responsibilities under this Agreement, and reasonable expenses incurred in connection with maintaining admission to practice in the State of New York, so long as the Executive complies with the general procedures of the Company Affiliated Group for submission of expense reports, receipts or similar documentation of such expenses applicable to senior management generally.

     6. Vacations. For each whole and partial calendar year during the Employment Term, the Executive shall be entitled in addition to public and statutory holidays to 28 days of paid vacation (prorated for any partial calendar year), to be credited and taken in accordance with the Company's policy as in effect from time to time for its similarly situated executives.

     7.   Termination; Severance.
          ----------------------

          (a) Termination of Employment. The Company may terminate the employment of the Executive in a Termination Without Cause upon 30 days' written notice to the Executive. The Company may (at its discretion) at any time following the giving of such notice (but not exceeding the length of the notice given) cease to provide work for the Executive in which event during such notice period the other provisions of this Agreement shall continue to have full force and effect but the Executive shall not be entitled to access to any premises of the Company or any member of the Company Affiliated Group. In addition, the employment of the Executive shall automatically terminate as of the date on which the Executive dies or is Disabled. For the purposes of this Agreement, the Executive shall be "Disabled" as of any date if, as of such date, the Executive has been unable, due to physical or mental incapacity, to substantially perform the Executive's duties, services and responsibilities hereunder either for a period of at least 180 consecutive days or for at least 270 days in any consecutive 365-day period, whichever may be applicable. Upon termination of the Executive's employment during the Employment Term because the Executive dies or is Disabled, the Company shall cause the Executive (or the Executive's estate, if applicable) to be provided with death or disability benefits (as applicable) pursuant to the plans, programs, policies and arrangements of the Company Affiliated Group as are then in effect with respect to executive officers. In addition, upon any termination of the Executive's employment during the Employment Term, the Company shall cause the Executive to be paid any earned but unpaid portion of the Base Salary and Annual Cash Bonus. Immediately following termination of the Executive's employment for any reason, the Employment Term shall terminate.

          (b) Termination Without Cause; Constructive Termination Without Cause. Upon a Termination Without Cause or a Constructive Termination Without Cause, the Company shall, as soon as practicable following the Executive's execution and delivery to the Company of the general release of claims set forth in Section 7(g) and, following the expiration of any applicable revocation period, cause the Executive to be paid a lump-sum severance payment of cash equal to the product of the Base Salary times 3.

          (c) Termination upon Non-Renewal of the Employment Term. Unless the parties hereto agree otherwise, the Employment Term and the Executive's employment with the Company shall end on January 15, 2009. In connection with such termination of employment, the Company shall, as soon as practicable following the Executive's execution and delivery to the Company of the general release set forth in Section 7(g) and following the expiration of any applicable revocation period, cause the Executive to be paid a lump-sum severance payment of cash equal to one-half of the Base Salary. In the event that the Executive has not obtained subsequent employment (as a common-law employee, as an independent contractor or in any other capacity) by the end of the six-month period following the date of termination pursuant to this Section 7(c), then, during each of the six calendar months after such six-month period, the Company shall cause the Executive to be paid additional severance pay equal to one-twelfth of the Base Salary; provided, that the right to additional severance pay pursuant to this sentence shall terminate as to any unpaid portion of such severance pay when the Executive first obtains any such subsequent employment. In addition, in connection with a termination of employment pursuant to this
Section 7(c), the Company shall cause the Executive to be paid a full annual bonus for the Company's 2008 fiscal year, determined based on actual satisfaction of any applicable performance goals during such fiscal year, with such bonus to be paid promptly after the determination of the amount thereof and without application of any mandatory deferral provisions or continued employment requirements.

          (d) Upon a termination of the Executive's employment during the Employment Term by the Company for Cause, or upon termination by the Executive with 30 days' written notice given to the Company (other than a Constructive Termination Without Cause), the Executive shall be entitled to earned but unpaid Base Salary and benefits through the date of termination, and the Executive shall not be entitled to any other payments or benefits.

          (e) Upon any termination of the Executive's employment during the Employment Term other than by the Company for Cause, the Executive and his family shall be entitled to continued medical benefits under (and in accordance with the terms of) the Company's benefit plans for 1 year from the date of termination.

     For purposes of this Agreement:

               (i) A "Constructive Termination Without Cause" means a termination of the Executive's employment during the Employment Term by the Executive following the occurrence of any of the following events without the Executive's prior consent: (A) failure by the Company to continue the Executive as the General Counsel (excluding a promotion); (B) any material diminution in the Executive's working conditions or authority, responsibilities or authorities; (C) assignment to the Executive of duties that are inconsistent, in a material respect, with the scope of duties and responsibilities associated with his position as set forth herein; (D) any materially adverse change in the reporting structure applicable to the Executive (but not including a change in the person filling the position to which the Executive reports); (E) the failure of the Company to maintain commercially reasonable directors' and officers' liability insurance; or
(F) a Change in Control occurs and the Executive is terminated in a Termination Without Cause during the period commencing on the date of the Change in Control and ending on the first anniversary thereof. For purposes of this Agreement, a "Change in Control" is defined in Appendix D, and incorporated by reference. The Executive shall give the Company 10 days' notice of the Executive's intention to terminate the Executive's employment and claim that a Constructive Termination Without Cause (as defined in (A), (B), (C), (D), (E) or (F) above) has occurred, and such notice shall describe the facts and circumstances in support of such claim in reasonable detail. The Company shall have 10 days thereafter to cure such facts and circumstances if possible.

               (ii) A "Termination Without Cause" means a termination of the Executive's employment during the Employment Term by the Company other than for Cause.

               (iii) "Cause" means (x) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony or to any crime involving fraud, embezzlement or breach of trust; (y) the willful or continued failure of the Executive to perform the Executive's duties hereunder (other than as a result of physical or mental illness); or (z) in carrying out the Executive's duties hereunder, the Executive has engaged in conduct that constitutes gross neglect or willful misconduct, unless the Executive believed in good faith that such conduct was in, or not opposed to, the best interests of the Company and each member of the Company Affiliated Group. The Company shall give the Executive 10 days' notice of the Company's intention to terminate the Executive's employment and claim that facts and circumstances constituting Cause exist, and such notice shall describe the facts and circumstances in support of such claim. The Executive shall have 10 days thereafter to cure such facts and circumstances if possible. If the Board reasonably concludes that the Executive has not cured such facts or circumstances within such time, Cause shall not be deemed to have been established unless and until the Executive has received a hearing before the Board (if promptly requested by the Executive) and a majority of the Board within 10 days of the date of such hearing (if so requested) reasonably confirms the existence of Cause and the termination of the Executive therefor.

          (f) Effect of Section 409A of the Internal Revenue Code. If the Executive is a "specified employee" for purposes of Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, any severance payments to the Executive which are subject to Section 409A shall not commence until six months from the date of his termination of employment, and the first payment after such period shall include all prior severance payments that would have been paid during such six month period if Section 409A had not been applicable thereto.

          (g) Release; Full Satisfaction. Notwithstanding any other provision of this Agreement, no severance pay shall become payable under this Agreement unless and until the Executive and the Company execute the general release of claims in form attached as Appendix E, including where relevant a release of any statutory claims, and such release has become irrevocable; provided, that the Executive shall not be required to release any indemnification rights, rights to benefits, and any accrued rights under this Agreement. The payments to be provided to the Executive pursuant to this Section 7 upon termination of the Executive's employment shall constitute the exclusive payments in the nature of severance or termination pay or salary continuation which shall be due to the Executive upon a termination of employment and shall be in lieu of any other such payments under any severance or termination plan, program, policy or other arrangement which has heretofore been or shall hereafter be established by any member of the Company Affiliated Group.

          (h) Resignation. Upon termination of the Executive's employment for any reason, the Executive shall be deemed to have resigned from all positions with any member of the Company Affiliated Group, as applicable.

          (i) Cooperation Following Termination. Following termination of the Executive's employment for any reason, the Executive agrees to reasonably cooperate with the Company upon the reasonable request of the Board and to be reasonably available to the Company with respect to matters arising out of the Executive's services to any member of the Company Affiliated Group. The Company shall cause the Executive to be reimbursed for, or, at the Executive's request, cause the Executive to be advanced, expenses reasonably incurred in connection with such matters.

     8. Executive's Representation. The Executive represents to the Company that the Executive's execution and performance of this Agreement do not violate any agreement or obligation (whether or not written) that the Executive has with or to any person or entity including, without limitation, any prior employer.

     9.   Executive's Covenants.
          ---------------------

          (a) Confidentiality. The Executive agrees and understands that the Executive has been, and in the Executive's position with the Company the Executive will be, exposed to and receive information relating to the confidential affairs of the Company Affiliated Group, including, without limitation, technical information, business and marketing plans, strategies, customer (or potential customer) information, other information concerning the products, promotions, development, financing, pricing, technology, inventions, expansion plans, business policies and practices of the Company Affiliated Group, whether or not reduced to tangible form, and other forms of information considered by the Company Affiliated Group to be confidential and in the nature of trade secrets. The Executive will not knowingly disclose such information, either directly or indirectly, to any person or entity outside the Company Affiliated Group without the prior written consent of the Company; provided, however, that (i) the Executive shall have no obligation under this Section 9(a) with respect to any information that is or becomes publicly known other than as a result of the Executive's breach of the Executive's obligations hereunder and (ii) the Executive may (x) disclose such information to the extent he determines that so doing is reasonable or appropriate in the performance of the Executive's duties or, (y) after giving prior notice to the Company to the extent practicable, under the circumstances, disclose such information to the extent required by applicable laws or governmental regulations or by judicial or regulatory process. Upon termination of the Executive's employment, the Executive shall promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data and any other tangible product or document which has been produced by, received by or otherwise submitted to the Executive in the course of or otherwise in connection with the Executive's services to the Company Affiliated Group during or prior to the Employment Term.

          (b) Non-Competition and Non-Solicitation. During the period commencing upon the Effective Date and ending on the 18-month anniversary of the termination of the Executive's employment with the Company, the Executive shall not, as an employee, employer, stockholder, officer, director, partner, associate, consultant or other independent contractor, advisor, proprietor, lender, or in any other manner or capacity (other than with respect to the Executive's services to the Company Affiliated Group), directly or indirectly:

               (i) perform services for, or otherwise have any involvement with, any business unit of a person, where such business unit competes directly or indirectly with any member of the Company Affiliated Group by
(x) owning or operating broadband or mobile communications networks for telephone, mobile telephone, cable television or internet services, (y) providing mobile telephone, fixed line telephone, television or internet services or (z) owning, operating or providing any content-generation services or television channels, in each case principally in the United Kingdom or Ireland (the "Core Businesses"); provided, however, that this Agreement shall not prohibit the Executive from owning up to 1% of any class of equity securities of one or more publicly traded companies;

               (ii) hire any individual who is, or within the 12 months prior to the Executive's termination was, an employee of any member of the Company Affiliated Group whose base salary at the time of hire exceeded (pound)100,000 per year and with whom the Executive had direct contact (other than on a de minimis basis); or

               (iii) solicit, in competition with any member of the Company Affiliated Group in the Core Businesses, any business, or order of business from any person that the Executive knows was a current or prospective customer of any member of the Company Affiliated Group during the Executive's employment and with whom the Executive had contact;

provided, that, notwithstanding the foregoing, the Executive shall not be deemed to be in violation of clause (i) or clause (iii) of the foregoing by virtue of (i) rejoining Fried, Frank, Harris, Shriver & Jacobson LLP (or any of its successors or affiliates) as a partner, member or employee, and acting in such capacity or (ii) acting as an attorney (as partner, shareholder, member or employee) or vice president, director or managing director or in a similar position at any other law firm, investment banking firm or consulting firm, institutional investor or similar entity, in each case so long as the Executive takes reasonable steps to insulate himself from the businesses and activities of any such entity that compete with the Core Businesses during any period that this Section 9(b) is in effect.

          (c) Proprietary Rights. The Executive assigns all of the Executive's interest in any and all inventions, discoveries, improvements and patentable or copyrightable works initiated, conceived or made by the Executive, either alone or in conjunction with others, during the Employment Term and related to the business or activities of any member of the Company Affiliated Group to the Company or its nominee. Whenever requested to do so by the Company, the Executive shall execute any and all applications, assignments or other instruments that the Company shall in good faith deem necessary to apply for and obtain trademarks, patents or copyrights of the United States or any foreign country or otherwise protect the interest of any member of the Company Affiliated Group therein. These obligations shall continue beyond the conclusion of the Employment Term with respect to inventions, discoveries, improvements or copyrightable works initiated, conceived or made by the Executive during the Employment Term.

          (d) Acknowledgment. The Executive expressly recognizes and agrees that the restraints imposed by this Section 9 are reasonable as to time and geographic scope and are not oppressive. The Executive further expressly recognizes and agrees that the restraints imposed by this Section 9 represent a reasonable and necessary restriction for the protection of the legitimate interests of the Company Affiliated Group, that the failure by the Executive to observe and comply with the covenants and agreements in this Section 9 will cause irreparable harm to the Company Affiliated Group, that it is and will continue to be difficult to ascertain the harm and damages to the Company Affiliated Group that such a failure by the Executive would cause, that the consideration received by the Executive for entering into these covenants and agreements is fair, that the covenants and agreements and their enforcement will not deprive the Executive of an ability to earn a reasonable living, and that the Executive has acquired knowledge and skills in this field that will allow the Executive to obtain employment without violating these covenants and agreements. The Executive further expressly acknowledges that the Executive has received an opportunity to consult independent counsel before executing this Agreement.

     10.  Indemnification.
          ---------------

          (a) To the extent permitted by applicable law, the Company shall indemnify the Executive against, and save and hold the Executive harmless from, any damages, liabilities, losses, judgments, penalties, fines, amounts paid or to be paid in settlement, costs and reasonable expenses (including, without limitation, attorneys' fees and expenses), resulting from, arising out of or in connection with any threatened, pending or completed claim, action, proceeding or investigation (whether civil or criminal) against or affecting the Executive by reason of the Executive's service from and after the Effective Date as an officer, director or employee of, or consultant to, any member of the Company Affiliated Group, or in any capacity at the request of any member of the Company Affiliated Group, or an officer, director or employee thereof, in or with regard to any other entity, employee benefit plan or enterprise (other than arising out of the Executive's acts of misappropriation of funds or actual fraud). In the event the Company does not compromise or assume the defense of any indemnifiable claim or action against the Executive, the Company shall promptly cause the Executive to be paid to the extent permitted by applicable law all costs and expenses incurred or to be incurred by the Executive in defending or responding to any claim or investigation in advance of the final disposition thereof; provided, however, that if it is ultimately determined by a final judgment of a court of competent jurisdiction (from whose decision no appeals may be taken, or the time for appeal having lapsed) that the Executive was not entitled to indemnity hereunder, then the Executive shall repay forthwith all amounts so advanced. The Company may not agree to any settlement or compromise of any claim against the Executive, other than a settlement or compromise solely for monetary damages for which the Company shall be solely responsible, without the prior written consent of the Executive, which consent shall not be unreasonably withheld. This right to indemnification shall be in addition to, and not in lieu of, any other right to indemnification to which the Executive shall be entitled pursuant to the Company's Certificate of Incorporation or By-laws or otherwise.

          (b) Directors' and Officers' Insurance. The Company shall use its best efforts to maintain commercially reasonable directors' and officers' liability insurance during the Employment Term which will cover the Executive.

     11.  Certain Additional Payments by the Company.
          ------------------------------------------

      Anything in this Agreement to the contrary notwithstanding, in the event that it is determined (as hereinafter provided) that any payment (other than the Gross-Up Payments provided for in this Section 11) or distribution by the Company or any of its affiliates to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including, without limitation, any stock option, performance share, performance unit, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (or any successor provision thereto), by reason of being considered "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any such interest and penalties, being hereinafter collectively referred to as the "Excise Tax"), then the Executive will be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"). The Gross-Up Payment will be in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment. For purposes of determining the amount of the Gross-Up Payment, the Executive will be considered to pay (x) federal income taxes at the highest rate in effect in the year in which the Gross-Up Payment will be made and (y) state and local income taxes at the highest rate in effect in the state or locality in which the Gross-Up Payment would be subject to state or local tax, net of the maximum reduction in federal income tax that could be obtained from deduction of such state and local taxes.

     12.  Miscellaneous.
          -------------

          (a) Non-Waiver of Rights. The failure to enforce at any time the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of either party to enforce each and every provision in accordance with its terms. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar conditions or provisions at that time or at any prior or subsequent time.

          (b) Notices. All notices required or permitted hereunder will be given in writing, by personal delivery, by confirmed facsimile transmission (with a copy sent by express delivery) or by express next-day delivery via express mail or any reputable courier service, in each case addressed as follows (or to such other address as may be designated):

          If to the Company:        NTL House, Bartley Wood Business Park,
                                    Hook, Hampshire RG27 9UP
                                    Attention: Carolyn Walker, Group HR
                                    Director
                                    Fax: +44 1256 752 454


          If to the Executive:      Bryan H. Hall
                                    514 Ridgewood Avenue
                                    Glen Ridge, NJ 07028
                                    With a copy to his address on file with
                                    the Company's payroll department
                                    Fax: none


     Notices  that  are  delivered   personally,   by  confirmed  facsimile
transmission, or by courier as aforesaid, shall be effective on the date of delivery.

          (c) Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Executive shall not assign all or any portion of this Agreement without the prior written consent of the Company.

          (d) Withholding. The Company shall withhold or cause to be withheld from any payments made pursuant to this Agreement any relevant taxes required to be withheld pursuant to any law or governmental regulation or ruling in accordance with the Tax Equalization Policy set forth in Appendix B.

          (e) Entire  Agreement.  This  Agreement  (as amended and restated
hereby) constitutes the complete understanding between the parties with respect to the Executive's employment and supersedes any other prior oral or written agreements, arrangements or understandings between the Executive and any member of the Company Affiliated Group (except, for avoidance of doubt, agreements evidencing equity compensation granted to the Executive). Without limiting the generality of this Section 12(e), effective as of the Effective Date, this Agreement supersedes any existing employment, retention, severance and change-in-control agreements or similar arrangements or understandings (collectively, the "Prior Agreements") between the Executive and the Company and any member of the Company Affiliated Group, and any and all claims under or in respect of the Prior Agreements that the Executive may have or assert on or following the Effective Date shall be governed by and completely satisfied and discharged in accordance with the terms and conditions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

          (f) Severability. If any provision of this Agreement, or any application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

          (g) Governing Law, Etc. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflict of laws.

          (h) Modifications. Neither this Agreement nor any provision hereof may be modified, altered, amended or waived except by an instrument in writing duly signed by the party to be charged.

          (i) Number and Headings. Whenever any words used herein are in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply. The headings contained herein are solely for purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

          (j) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                          (signature page follows)

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Executive has executed this Agreement as of the day and year first above written, in each case effective as of the Effective Date.

                                    NTL INCORPORATED

                                    /s/ James Mooney
                                    -----------------------------------
                                    By:  James Mooney
                                    Title:  Chairman of the Board



                                    /s/ Bryan H. Hall
                                    ----------------------------
                                    Bryan H. Hall

                                 APPENDIX A

              DRAFT NTL: ASSIGNMENT COMPENSATION SUMMARY SHEET

-------------------------------------------------------------------------------
                              Personal / Assignment Information

--------------------------------- ---------------------------------------------
Assignee Name:                    Bryan Hall
--------------- ----------------- -------------- ------------------------------
Home Country:   United States of  Host Country:   United Kingdom
                America
--------------------------------- ---------------------------------------------
Length of Assignment:             To 15th January 2009
--------------------------------- ---------------------------------------------
Annual Leave Entitlement:                           28 days
--------------------------------- ---------------------------------------------
Accompanied Assignment:           Partner: [CHECK]       (tick if accompanying)
--------------------------------- ---------------------------------------------
                                  Dependant(s):  2       (total accompanying
                                                          assignee)
-------------------------------------------------------------------------------
ASSIGNMENT REMUNERATION DETAILS
-------------------------------------------------------------------------------
Assignment Base Salary (Gross):      (pound)320,000 (as of 12 September 06)
--------------------------------- ---------------------------------------------
Tax Equalised:                                        Yes
--------------------------------- ---------------------------------------------
Home for Tax Equalisation                      As per NTL policy
Purposes:
-------------------------------------------------------------------------------

-------------------------------------- ----------------------------------------
                                        Tick if  Maximum Spend ((pound))
                                        Applies
-------------------------------------- --------- ------------------------------
Ernst & Young LLP Tax Services          [CHECK]  As Agreed with Ernst & Young
-------------------------------------- --------- ------------------------------
Pre-Assignment Visit - Hotel            [CHECK]        As per NTL policy
Accommodation
-------------------------------------- --------- ------------------------------
Pre-Assignment Visit - Daily Per Diem   [CHECK]        As per NTL policy
-------------------------------------- --------- ------------------------------
Relocation Allowance                    [CHECK]             (pound)25,000
-------------------------------------- --------- ------------------------------
Temporary Accommodation                 [CHECK]        As per NTL policy
-------------------------------------- --------- ------------------------------
Housing                                 [CHECK]  Up to (pound)9,000 pcm*
-------------------------------------- --------- ------------------------------
Furniture Hire                          [CHECK]        As per NTL policy
-------------------------------------- --------- ------------------------------
Company Car Cash Allowance              [CHECK]        (pound)12,500 per annum
-------------------------------------- --------- ------------------------------
Home Leave                              [CHECK]  4 premium economy tickets to
                                                USA each year; as per NTL policy
-------------------------------------------------------------------------------
OTHER DETAILS
----------------------- -------------------------------------------------------
Pension                  As per NTL policy (Company payment to US NTL Inc.
                         401(k) plan of 2/3rds of Executive's actual
                         contribution to a maximum of 6% of base salary).
----------------------- -------------------------------------------------------
Social Security          Home
----------------------- -------------------------------------------------------
Healthcare               Cigna International Plan for self + family (four
                         children total (all under the age of 18))
----------------------- -------------------------------------------------------
Disability Insurance     UNUM Group Plan (for self)
----------------------- -------------------------------------------------------
Vision Plan              As per NTL policy
-------------------------------------------------------------------------------

 NOTE: THIS DOCUMENT ONLY PROVIDES A SUMMARY, REFERENCE MUST BE MADE TO THE
  NTL EXPATRIATE POLICY AND THE NTL TAX EQUALISATION POLICY FOR CONDITIONS
                   ATTACHING TO ALL ITEMS DESCRIBED ABOVE


--------------------------
*    Modest increase in pcm permitted if required by landlord.

                                 APPENDIX B

                          [intentionally omitted]

                                 APPENDIX C

NTL INCORPORATED EQUITY-BASED COMPENSATION

(1) Original Employment Term: Options to purchase common stock of NTL
Incorporated

The Executive was granted 60,000 (150,000 post Merger) options at an exercise price equal to the fair market value on the date of execution of the employment agreement.

Vesting period = three years

The options granted vest 33% on each of June 15, 2005, 2006 and 2007.

Other terms: The options are subject to the Company's standard form of stock option agreement

The foregoing options were granted in 2004.

(2) Extended Employment Term: Restricted Stock

(a) On the Effective Date, the Executive will be granted 67,500 shares of Restricted Stock, vesting over three years in equal installments on the following dates:

                              March 15, 2007

                              March 15, 2008

                              January 15, 2009

The shares of Restricted Stock will be subject to the Company's standard form of Restricted Stock Agreement (including provisions automatically accelerating the vesting thereof upon a Change in Control).

(b) The Executive will be granted 150,000 options at an exercise price equal to the mid-market price on the Effective Date, vesting over three years in equal installments on the following dates:

                              March 15, 2007

                              March 15, 2008

                              January 15, 2009

The options will be subject to the Company's standard form of stock option agreement (including provisions automatically accelerating the vesting thereof upon a Change in Control).

                                 APPENDIX D

A "Change in Control" shall be deemed to occur if the event set forth in any one of the following paragraphs shall have occurred:

(i) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (a) of Paragraph
(iii) below; or

(ii) the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date the Plan is adopted by the Board of Directors of the Company ("Board"), constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, without limitation, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directory or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company) representing 30% or more of the combined voting power of the Company's then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by the stockholders of the Company immediately prior to such sale.

Notwithstanding the foregoing, a "Change in Control" shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

For purposes of this Appendix D:

"Affiliate" shall have the meaning set forth in Rule 12b-2 under Section 12 of the Securities Exchange Act of 1934.

"Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as modified and used in Sections 13(d) and 14(d) thereof, except that such terms shall not include (i) the Company or any of its Affiliates, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

"Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, except that a Person shall not be deemed to be the Beneficial Owner of any securities which are properly filed on a Form 13-G.

                                 APPENDIX E

                             RELEASE AGREEMENT
                             -----------------

          In consideration of the severance payments and benefits provided for or referred to in the Amended & Restated Employment Agreement, dated as of December 8, 2006, to which the undersigned is a party (the "Benefits"), and the release from the undersigned set forth herein, NTL Incorporated (the "Company") and the undersigned agree to the terms of this Release Agreement.

          1. The undersigned acknowledges and agrees that the Company is under no obligation to offer the undersigned the Benefits, unless the undersigned consents to the terms of this Release Agreement. The undersigned further acknowledges that he is under no obligation to consent to the terms of this Release Agreement and that the undersigned has entered into this agreement freely and voluntarily.

          2. The undersigned voluntarily, knowingly and willingly releases and forever discharges the Company and its Affiliates, together with their respective officers, directors, partners, shareholders, employees, agents, and the officers, directors, partners, shareholders, employees, agents of the foregoing, as well as each of their predecessors, successors and assigns (collectively, "Releasees"), from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever that the undersigned or his executors, administrators, successors or assigns ever had, now has or hereafter can, shall or may have against Releasees by reason of any matter, cause or thing whatsoever arising prior to the time of signing of this Release Agreement by the undersigned. The release being provided by the undersigned in this Release Agreement includes, but is not limited to, any rights or claims relating in any way to the undersigned's employment relationship with the Company, or the termination thereof, or under any statute, including the federal Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1990, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, each as amended, and any other federal, state or local law or judicial decision (U.S. and non-U.S.).

          3. The undersigned acknowledges and agrees that he shall not, directly or indirectly, seek or further be entitled to any personal recovery in any lawsuit or other claim against the Company or any other Releasee based on any event arising out of the matters released in paragraph 2.

          4. Nothing herein shall be deemed to release (i) any of the undersigned's rights to the Benefits, (ii) any of the benefits that the undersigned has accrued prior to the date this Release Agreement is executed by the undersigned under the Company's employee benefit plans and arrangements, or any agreement in effect with respect to the employment of the undersigned or (iii) any claim for indemnification as provided under
Section 10 of the Employment Agreement.

          5. In consideration of the undersigned's release set forth in paragraph 2, the Company knowingly and willingly releases and forever discharges the undersigned from any and all charges, complaints, claims, promises, agreements, controversies, causes of action and demands of any nature whatsoever that the Company now has or hereafter can, shall or may have against him by reason of any matter, cause or thing whatsoever arising prior to the time of signing of this Release Agreement by the Company, provided, however, that nothing herein is intended to release any claim the Company may have against the undersigned for any illegal conduct or conduct constituting gross negligence or willful misconduct in connection with his employment with the Company.

          6. The undersigned acknowledges that the Company has advised him to consult with an attorney of his choice prior to signing this Release Agreement. The undersigned represents that, to the extent he desires, he has had the opportunity to review this Release Agreement with an attorney of his choice.

          7. The undersigned acknowledges that he has been offered the opportunity to consider the terms of this Release Agreement for a period of at least twenty-one days, although he may sign it sooner should he desire. The undersigned further shall have seven additional days from the date of signing this Release Agreement to revoke his consent hereto by notifying, in writing, the Secretary of the Company. This Release Agreement will not become effective until seven days after the date on which the undersigned has signed it without revocation.


                                   -------------------------------------
                                   Bryan Hall


                                   NTL Incorporated


                                   -------------------------------------

                                   By:
                                      ----------------------------------

                                   Title:
                                         -------------------------------